Exhibit 99.1
Company contacts:
Lance Kintz
Brian D. Parrish
(505) 464-7777
FOR IMMEDIATE RELEASE:
INN OF THE MOUNTAIN GODS RESORT AND CASINO ANNOUNCES OPERATING
RESULTS FOR SECOND QUARTER ENDED OCTOBER 31, 2006
     MESCALERO, NM —December 13, 2006 — Inn of the Mountain Gods Resort and Casino (“IMGRC”) today reported revenue of $33.3 million, EBITDA(1) of $11.2 million with a net income of $88K for its second quarter ended October 31, 2006.
     Net income for the quarter improved $4.2 million or 102% from the prior year, primarily as a result of improved operational efficiency.
     Net revenue increased $2.1 million or 6%, from the same period of the prior year. Gaming net revenues increased $1.8 million, up 9% from the comparable prior period; food and beverage revenues increased $0.3 million, or 9% from the comparable prior period; hotel revenues increased $0.6 million, or 19%, over a year ago. Recreation and other revenues for the 2006 period decreased $0.8 million, or (14%), from October 31, 2005 due to an adjustment booked to second quarter 2006 revenue for first quarter fuel sales.
     In Gaming, slot hold revenue rose $1.3 million, and table hold revenue increased $0.5 million from the same period a year ago. Slot Hold percentages remained flat, while table holds grew 7% to 20% as a result of improved table game management. Slot drop increased 5% as a result of higher hotel occupancy, targeted marketing mailings, and continued conversion of machines to penny denomination. Table drop decreased 6% as a result of tighter game controls, which was anticipated, resulting in far reduced volatility.
     Operationally, IMGRC is recognizing the financial benefits of its restructuring work, begun in October 2005, predominately in the areas of labor, vendor, and cost management. Q2 2006 was IMG’s first quarterly profit since October 2004.
     Construction and warranty work on IMGRC’s new resort, which opened March 2005, has been completed, signed off, and funds disbursed as of August 17, 2006.
     Unrestricted cash increased $78,000 from a year ago, but grew $3.9 million from the previous quarter. On November 15, IMGRC paid its $12 million coupon from its own operating cash. No draws on the tribe, nor the tribe’s revolver line have been required.
     IMGRC, as reported in its Form 10-Q for the quarter ended October 31, 2006, expects to continue to disclose material weaknesses in its reporting and controls.
     IMGRC posted the following results for the fiscal quarter ended October 31, 2006:
     Net Gaming revenues increased $1.8 million, or 9%, to $21.4 million for the quarter ended October 31, 2006 from $19.6 million for the quarter ended October 31, 2005. Slot revenues increased to approximately $20.0 million for the quarter ended October 31, 2006 from $18.7 million for the quarter ended October 31, 2005, an increase of $1.3 million, or 6.8%. Gross slot win per unit, per day was $145 for the quarter ended October 31, 2006 compared to $136 for the quarter ended October 31, 2005; the weighted average number of machines slightly declined to 1,500 for the quarter ended October 31, 2006 from 1,502 for the quarter ended October 31, 2005. Table games revenue increased $0.5 million, or 21%, to $2.8 million for the quarter ended October 31, 2006 from $2.3 million for the quarter ended October 31, 2005. Daily Net Win per Table for the quarter ended October 31, 2006 was $656 as compared to $458 for the same period a year ago.
     Hotel revenues for the quarter ended October 31, 2005 were $3.3 million and the quarter ended October 31, 2006 saw revenues increase $0.6 million to $3.9 million. Occupancy rates averaged 82%, an increase of 8%, for the quarter ended October 31, 2006, the average daily rate increased to $181, for the quarter ended October 31, 2006; as compared to $177 for the same period a year ago. Revenue per available room was $149 for the quarter ended October 31, 2006, a 15% increase.

     Recreation and other revenues decreased $0.8 million, or (14%) to $4.9 million for the quarter ended October 31, 2006 compared to $5.7 million for the quarter ended October 31, 2005, due to an adjustment to the second quarter 2006 for first quarter fuel sales. Fuel sales make up $1.7 million, hunts $1.3 million of all recreation and other expense and the remainder is retail and golf.
     Income from operations increased $3.8 million, or 132%, to $6.6 million for the quarter ended October 31, 2006 from $2.8 million for the quarter ended October 31, 2005. The prior year included significant adjustments.
     As of October 31, 2006 and October 31, 2005, we had cash and cash equivalents of $17.0 million and $23.8 million, respectively. Our principal uses of liquidity for the quarter ended October 31, 2006 were $4.1 million provided from operations, cash used in financing of $2.8 million and $1.1 million used in investing activities.
     Cash provided in operating activities was $4.1 million, a $4.4 million improvement over the previous year, as a result of improved profitability.
     Cash used in investing activities for the six month period ended October 31, 2006 was $1.1 million, which consisted of the purchase of property, plant and equipment, as well as construction payables. This represents a decrease of $10.4 million from the six months ended October 31, 2005, during which we completed paying for the construction of our new Resort.
     Cash used from financing activities for the six month period ended October 31, 2006 was $2.8 million, consisting of $2.0 million from long term debt and $19.0 million distributed to the Tribe. During the six months ended October 31, 2005, $18.2 million was provided from financing activities reflecting releases of restricted cash and new leases to pay for construction costs.
     Total operating expenses decreased $1.7 million to $26.7 million for the quarter ended October 31, 2006 from $28.4 million for the quarter ended October 31, 2005 due to a decrease in labor costs, food and beverage and general expense management. The quarter ended October 31, 2005 included significant general and administrative adjustments.
     Food and beverage expenses decreased $0.9 million, or (21%), to $3.5 million for the quarter ended October 31, 2006 from $4.4 million for the quarter ended October 31, 2005. Food and beverage labor costs fell 20% or $0.3 million and COGS fell $0.1 million, or (10%), as a result of improved labor, vendor, and inventory management.
     Hotel expenses decreased $0.2 million for the quarter ended October 31, 2006 from $1.3 million for the quarter ended October 31, 2005. Hotel is running at a 72% profit for the quarter ended October 31, 2006 up 52% from a year ago due to continued increases in rev par and expense management.
     Recreation and other costs decreased $0.4 million, or (10%) to $3 million for the quarter ended October 31, 2006 from $3.4 million for the quarter ended October 31, 2005 due to a $0.6 million, or 27%, decrease in fuel costs. Second quarter 2006 fuel expenses include some first quarter adjustments. Gross profit on fuel is 17% for the quarter ended October 31, 2006.
     Marketing and advertising costs increased $0.4 million to $2.8 million for the quarter ended October 31, 2006 from $2.4 million for the quarter ended October 31, 2005. IMG continues to invest in expanding its awareness by utilizing all the mediums, such as internet, new promotions and direct mailing that will help increase profits.
     General and administrative expenses decreased $0.2 million, or 2%, to $6.6 million for the quarter ended October 31, 2006 from $6.4 million for the quarter ended October 31, 2005.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
INVESTOR INFORMATION SUMMARY
(unaudited)

						Q2 FY 06
						v
	Q2 FY 06	Q3 FY 06	Q4 FY 06	Q1 FY 07	Q2 FY 07	Q2 FY 07
Occupancy	74%	52%	60%	70%	82%	8%
ADR	$177	$171	$165	$209	$181	$4
Hotel Revenue	$3,264	$2,266	$2,418	$3,690	$3,887	$623
Hotel Gross Profit %	20%	19%	19%	36%	72%	52%

Slot Drop	$249,211	$223,393	$219,992	$258,783	$261,650	$12,439
Gross Slot Revenue	$18,738	$14,691	$15,015	$19,468	$20,022	$1,284
Gross Win Per Day Per Machine	$136	$115	$122	$141	$145	$9
Hold Percent	7%	7%	7%	7%	7%	0%

Table Drop	$14,724	$10,958	$10,353	$14,238	$13,887	$(837)
Gross Table Game Revenue	$2,303	$2,482	$2,590	$3,012	$2,837	$534
Gross Win Per Day Per Table	$458	$500	$542	$697	$656	$198
Hold Percent	13%	20%	22%	21%	20%	7%
Gross Gaming Revenue	$21,041	$18,353	$18,842	$22,480	$22,859	$1,818
Gaming Gross Profit %	77%	78%	77%	80%	83%	6%

Recreation and Other	$1,864	$1,821	$1,214	$799	$1,875	$11
Recreation and other Gross Profit %	49%	45%	38%	38%	71%	22%

Retail Revenue	$3,832	$2,251	$2,430	$3,875	$3,009	$(823)
Retail GP	$1,323	$208	$171	$461	$470	$(853)
Retail Gross Profit %	35%	9%	7%	12%	16%	(19%)

Food, Beverage and Banquet Revenue	$3,426	$2,858	$2,508	$3,449	$3,751	$325
F&B GP	$(1,121)	$(234)	$(942)	$(435)	$268	$1,389
F&B Gross Profit %	-33%	-8%	-38%	-13%	7%	40%

Net Revenue	$31,238	$25,683	$25,882	$32,181	$33,322	$2,064
FTE’s	1,025	925	908	951	951	(74)
Division (Direct expenses)	$13,750	$11,007	$11,525	$13,594	$11,466	$(2,284)
Marketing, G&A, Shared Services, and Pre-opening costs	$10,593	$7,493	$11,043	$8,150	$10,695	$102
Depreciation	$4,067	$4,465	$4,491	$4,511	$4,563	$496
Operating Expenses	$28,390	$22,934	$27,059	$26,412	$26,723	$(1,667)
Operating Income (Loss)	$2,848	$2,749	$(1,177)	$5,769	$6,599	$3,751
EBITDA	$7,325	$7,164	$3,347	$10,280	$11,222	$3,897
Net Income	$(4,093)	$(4,616)	$(6,891)	$(837)	$88	$4,181
Operating Income (Loss) % of net revenue	9.1%	10.7%	-4.5%	17.9%	19.8%	11%
EBITDA % of net revenue	23.4%	27.9%	12.9%	31.9%	33.7%	10%

Direct/Divisional Profit % of net revenue	56%	57%	55%	54%	34%	-22%

Unrestricted Cash	$23,755	$13,799	$16,768	$12,970	$17,011	$(6,908)
Total Cash	$47,872	$34,907	$34,940	$31,197	$17,011	$(30,861)

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	October 31,
	2006	April 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$17,011	$16,768
Restricted cash and cash equivalents	—	18,172
Other- A/R, Inventory and Prepaids	1,763	1,748

Total current assets	18,773	36,688
Property and equipment, net	220,563	228,934
Deferred Financing costs	6,883	7,696
Other assets, net	50	42

Total assets	$246,269	$273,360

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$984	$2,607
Construction Payable	1,477	2,275
Accrued Interest	11,200	11,200
Other accrued expenses and deposits	7,034	11,133
Current portion of long-term debt	4,092	3,250

Total current liabilities	24,788	30,465
Long-term debt	209,843	211,530

Total liabilities	234,631	241,995
Shareholders’ equity	11,638	31,365

Total liabilities and shareholders’ equity	$246,269	$273,360

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
(in thousands; unaudited)

	Three Months Ended	Three Months Ended
	October 31, 2006	October 31, 2005
Gaming revenue, net	$21,444	$19,671
Hotel Revenue, net	3,887	3,264
Food and Beverage revenue	3,750	3,422
Recreation and other	4,884	5,708
Promotional Allowances	643	827

Net Revenue	33,322	31,238
Gaming expenses	3,807	4,601
Hotel expenses	1,102	1,310
Food and Beverage expense	3,482	4,396
Recreation and other	3,074	3,423
Marketing, G&A, Shared Services	10,695	10,593
Depreciation	4,563	4,067

Total operating expenses	26,723	28,390
Operating income	6,599	2,848
Net interest and other (expense) income	(6,511)	(6,941)

Net Income (Loss)	$88	$(4,093)

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of	As of
	October 31, 2006	April 30, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,010,669	$16,768,372
Restricted cash and cash equivalents	—	18,171,534
Accounts receivable, net of allowance for doubtful accounts	655,310	565,420
Inventories	469,900	809,789
Prepaid expenses	636,749	372,774

Total current assets	18,772,628	36,687,889

NON CURRENT ASSETS:
Property, plant and equipment,	301,154,673	300,320,136
Accumulated depreciation and amortization	(80,591,446)	(71,385,662)

Property, plant and equipment, net	220,563,227	228,934,474
Deferred financing cost	6,883,275	7,695,897
Other long-term assets	50,000	42,003

Total assets	$246,269,130	$273,360,263

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and other short-term liabilities	$984,931	$2,606,670
Construction accounts payable	1,477,078	2,274,874
Accrued expenses	6,919,101	10,760,344
Accrued interest	11,200,000	11,200,000
Deposits and advance payments	115,051	372,470
Current portion of long-term debt	4,091,945	3,250,329

Total current liabilities	24,788,106	30,464,687

NON CURRENT LIABILITIES:
Long-term debt, net of current portion	209,842,793	211,530,149

Total liabilities	234,630,899	241,994,836

COMMITMENTS AND CONTINGENCIES (Note 10) EQUITY:

Contributed capital	33,654,938	52,633,096
Accumulated deficit	(22,016,707)	(21,267,669)

Total equity	11,638,231	31,365,427

Total liabilities and equity	$246,269,130	$273,360,263

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended	Three Months Ended
	October 31, 2006	October 31, 2005
Revenues:
Gaming	$21,443,594	$19,670,636
Hotel	3,886,542	3,264,347
Food and Beverage	3,750,541	3,422,562
Recreation and other	4,884,330	5,708,057

Gross Revenue	33,965,007	32,065,602

Less-Promotional Allowances	642,721	827,430

Net Revenue	33,322,286	31,238,172

Operating Expenses
Gaming	3,807,623	4,601,701
Hotel expenses	1,102,217	1,309,992
Food and beverage	3,482,234	4,395,647
Recreation and other	3,074,129	3,423,034
Marketing and Advertising	2,873,606	2,475,018
General and administrative	6,624,612	6,469,518
Health Insurance — Medical	556,310	852,900
Mescalero Apache Telecom	39,059	18,384
Tribal Regulatory Fees	600,000	776,369
Depreciation and amortization	4,563,267	4,067,426

Total Operating Expenses	26,723,057	28,389,989

Operating Income	6,599,229	2,848,183

Other Income (Expense)
Interest Income	98,583	87,351
Interest Expense	(6,669,410)	(7,438,043)
Other expense	60,006	409,542

Total Other Income (expense)	(6,510,821)	(6,941,150)

Net Income (Loss)	$88,408	$(4,092,967)

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the six months ended October 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(749,038)	$(9,759,250)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,486,987	9,645,273
Changes in assets and liabilities:

Accounts receivable, net of allowance	(89,890)	(877,345)
Inventories	339,889	459,586
Prepaid expenses	(263,975)	300,419
Other long-term assets	(7,997)	95,037
Accounts payable	(1,621,739)	(343,854)
Accrued expenses	(3,967,243)	(181,256)
Accrued interest payable	—	312,780

Net cash provided (used) by operating activities	4,126,994	(348,610)

Cash flows from investing activities:
Purchase of property, plant and equipment	(263,517)	(11,545,118)
Construction accounts payable	(797,796)	—

Net cash used in investing activities	(1,061,313)	(11,545,118)

Cash flows from financing activities:
Cash held for construction payments	18,171,534	11,753,715
Principal borrowings (payments) on long-term debt	(2,016,760)	14,797,193
Distributions to Mescalero Apache Tribe	(18,978,158)	(4,620,598)

Net cash provided (used)by financing activities	(2,823,384)	21,930,310

Net increase in cash and cash equivalents	242,297	10,036,582

Cash and cash equivalents, beginning of period	16,768,372	13,718,521

Cash and cash equivalents, end of period	$17,010,669	$23,755,103

Supplemental cash flow information:
Cash paid for interest	$13,805,752	$12,136,517

Non-cash investing and financing activities:
Property, plant and equipment acquired through capital leases	$1,171,020	$900,000

(1)	IMGRC defines EBITDA as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian nation and is not subject to federal or state income tax. Below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income (in thousands):

			Quarter Ended
	Q1 FY 06	Q2 FY 06	Q3 FY 06	Q4 FY 06	Q1 FY 07	Q2 FY 07
Net income (loss)	$(5,666)	$(4,093)	$(4,616)	$(6,891)	$(837)	$88
Interest expense (income), net	6,432	7,351	7,324	5,747	6,606	6,571
Depreciation and amortization	4,765	4,067	4,456	4,491	4,511	4,563

EBITDA	$5,531	$7,325	$7,164	$3,347	$10,280	$11,222

IMGRC cautions you that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers because not all issuers and analysts calculate EBITDA in the same manner. EBITDA is presented in this press release because management believes it is a useful supplement to income from operations and cash provided by operating activities in understanding cash flows available for debt service, capital expenditures and Tribal distributions. Accordingly, IMGRC’s management utilizes EBITDA along with net income, income from operations and other GAAP measures in evaluating its operations and performance. EBITDA should not be considered as an alternative measure of IMGRC’s net income, income from operations, cash flow or liquidity. EBITDA is not a measurement of financial performance or liquidity in accordance with GAAP. Although IMGRC believes EBITDA enhances an understanding of its financial condition and results of operations, this non-GAAP financial measure, when viewed individually, is not necessarily a better indicator of any trend as compared to GAAP financial measures (e.g., income from operations, net revenues, cash provided by operating activities) conventionally computed in accordance with GAAP.
ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO
     IMGRC is a business enterprise of the Mescalero Apache Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Mescalero Apache Tribe including Casino Apache Travel Center, Ski Apache and IMGRC’s new resort, which opened on March 15, 2005, and features a 273-room hotel, a 38,000 square foot casino, a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.
NON-GAAP FINANCIAL MEASURES
     In this press release, IMGRC makes references to EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.
     EBITDA provides an additional way to view IMGRC’s operations and, when viewed in connection with both the GAAP results and reconciliation to net income, IMGRC believes EBITDA provides a more complete understanding of its business than could be obtained absent this disclosure. EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC’s past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because EBITDA excludes certain items that may not be indicative of IMGRC’s operating results; (iii) measures that are comparable to EBITDA are often used as an important basis for the valuation of gaming companies; and (iv) IMGRC uses EBITDA internally to evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.
     The use of EBITDA has certain limitations. EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC’s performance) or cash flows provided by operating activities (as an indicator of IMGRC’s liquidity), nor should it be considered as an indicator of IMGRC’s overall financial performance. EBITDA eliminates certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC’s results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization and interest expense excluded in the calculation of EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of EBITDA to net income is included in the selected financial information that accompanies this press release.
CONFERENCE CALL
     IMGRC will discuss its quarterly results during a conference call at 3:00 pm (EST) on Thursday, December 14, 2006. The call can be accessed via telephone by dialing (800) 289-0529. Interested parties should call at least ten minutes prior to the start of the conference call to register. You can access a live broadcast of the call by visiting IMGRC’s website at www.innofthemountaingods.com. Interested parties will be able to access a replay of the conference call by visiting IMGRC’s website anytime within the next 60 days.

FORWARD-LOOKING STATEMENTS
     Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “except,” “scheduled,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in IMGRC’s Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 2006, filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2006. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.